Exhibit 10.17

                         SECURED TERM PROMISSORY NOTE

$39,644.00                                                   New York, New York
                                                              December 30, 1999

          FOR VALUE RECEIVED, Laura Kozelouzek ("Maker"), an individual currently residing at 50 West 72nd Street, Apartment 712, New York, New York 10023, hereby promises to pay to VANTAS Incorporated, a Nevada corporation ("Payee"), at 90 Park Avenue, New York, New York or at such other place as may hereafter be designated in writing by Payee, the principal amount of Thirty-Nine Thousand Six Hundred Forty-Four Dollars ($39,644.00), together with interest on the unpaid balance of such principal amount, as provided below. This term promissory note (this "Note") is issued pursuant to the VANTAS Incorporated Employee Loan Plan (the "Plan") and is subject to the terms and conditions contained therein. Capitalized terms used herein and not defined have the meaning ascribed to them in the Plan.

     1. Payment of Principal. Unless prepaid in full on an earlier date in accordance with Section 3 hereof, the entire principal balance outstanding under this Note, together with all accrued and unpaid interest thereon, shall be due and paid on the third anniversary date of this Note.

     2. Payment of Interest. (a) Interest on the unpaid, non-overdue principal amount hereof shall accrue from and including the date hereof, to but excluding the date of payment, at the rate per annum equal to the Applicable Federal Short-Term Rate in effect on the date hereof (i.e., 5.74%, compounded annually) under Section 1274(d) of the Internal Revenue Code of 1986, as amended. Such interest shall be paid on the maturity date of this Note (whether by acceleration or otherwise).

          (1) Interest on (i) overdue principal hereunder, (ii) to the extent permitted by applicable law, overdue interest and (iii) any other amounts payable hereunder by Maker shall accrue from and including the date such amounts become due, but excluding the date of payment, at the rate of fourteen percent (14%) per annum; provided, however, in no event shall such interest rate exceed the maximum rate permitted under applicable law.

          (2) All calculations of interest under this Note shall be made on the basis of the actual number of days elapsed in a 365-day year and interest shall be compounded annually.

     3. Prepayments. Maker may, at his option, at any time, prepay the outstanding balance of this Note in whole or in part without penalty. All prepayments of principal hereunder, whether voluntary or otherwise (including, but not limited to, prepayment following acceleration of the indebtedness evidenced by this Note upon the occurrence of an Event of Default), shall be accompanied by accrued and unpaid interest to the date of prepayment on the principal amount prepaid.

     4. Security. The obligations of Maker under this Note are secured by and Payee is entitled to the benefits of a pledge agreement dated December 30, 1999 (the "Pledge Agreement") by and between Maker and Payee. The terms and provisions of the Pledge Agreement are hereby incorporated by reference.

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     5. Event of Default. For purposes of this Note, any of the following events is an "Event of Default":

          (1) failure to make any payment hereunder when due;

          (2) failure to pay all amounts due under this Note within sixty (60) days following the date of Maker's death or the effective date of the termination for any reason of Maker's employment with Payee;

          (3) in the event that the Collateral Value of the Pledged Property securing this Note is less than one hundred and twenty percent (120%) of the outstanding principal amount hereunder, the failure of Maker to pledge additional Collateral within five (5) days following request therefor by Payee in accordance with the terms and conditions of the Plan and Pledge Agreement;

          (4) Maker applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of any of his property, admits in writing his inability to pay his debts as they mature, makes a general assignment as a bankrupt or insolvent or is the subject of an order for relief under the United States Bankruptcy Code or files a voluntary petition in bankruptcy or a petition or answer seeking an arrangement with creditors to take advantage of any bankruptcy, insolvency, readjustment or debt or liquidation law or statute, or an answer admitting the material allegations of a petition filed against him in any proceeding under any such law or statute;

          (5) a court of competent jurisdiction enters an order, judgment or decree, without the application, approval or consent of Maker, approving a petition appointing a receiver, trustee, custodian or liquidator of all or a substantial part of the assets of Maker, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days; or

          (6) Maker defaults under or breaches any covenant, agreement, representation or warranty under this Note, the Plan or the Pledge Agreement.

     6. Acceleration. Upon the occurrence of an Event of Default, without further action by Payee, the unpaid principal amount of this Note, all accrued and unpaid interest thereon and all other amounts owing by Maker to Payee hereunder shall be immediately due and payable.

     7. Recourse and Set-Off. The indebtedness represented by this Note shall be with full recourse to Maker, except for Maker's primary residence and any assets of Maker in an amount not exceeding twenty percent (20%) of the principal amount of this Note deposited in a living trust. Maker hereby agrees that Payee may, upon an Event of Default, set off any amounts owed by Payee to Maker, for any reason whatsoever, up to the aggregate amount of unpaid principal and accrued and unpaid interest hereunder, subject in each case to applicable law.

     8. Manner of Payment. All payments of amounts due hereunder shall be made in lawful money of the United States of America in immediately available funds. Whenever any payment hereunder shall be due on a day other than a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest on such amount. For purposes of this Note, the term "Business Day" means any day of the year other than a Saturday, Sunday or a holiday on which banks are required or authorized by law to close in New York.

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     9. Determination of Amounts. The unpaid principal amount hereof, the interest rate applicable to such principal amount and the unpaid amount of all other obligations contained herein shall be ascertained from the records of Payee, which records shall be conclusive absent manifest error.

     10. Application of Payments. All payments hereunder shall be applied first to costs and expenses of collection, if any, then to accrued and unpaid interest and then to the principal balance hereof.

     11. Waiver and Attorneys' Fees. Maker hereby waives diligence, presentment, protest and demand, and notice of protest, demand, dishonor, nonpayment and/or maturity, and all other demands or notices of any sort whatsoever with respect hereto, and agrees to pay all costs of collection, including reasonable attorneys fees, which may be incurred in the collection of this Note or any portion thereof (including the exercise of rights with respect to any of the Pledged Property).

     12. Amendments. This Note may not be amended or modified except by an instrument in writing signed by the party against whom enforcement of such amendment or modification is sought.

     13. Applicable Law, Venue, Jurisdiction and Service of Process. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard for its conflict of laws rules. Maker hereby (i) irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court located in the Borough of Manhattan, City of New York, New York for the purposes of all legal proceedings arising out of or relating to this Note, the Pledged Property, the Plan or the Pledge Agreement; (ii) irrevocably waives, to the fullest extent permitted by law, any objection which he may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum; (iii) generally appoints, as attorney-in-fact to receive service of process in all such proceedings, the individual named in Section 4.2 of the Pledge Agreement to whom copies of communications given to Maker are to be sent (whose address for purposes of this Section 13 shall be such individual's address listed in Section 4.2 of the Pledge Agreement) (the "Agent for Service of Process"); (iv) agrees that (without prejudice to any other lawful method of service) service of process upon the Agent for Service of Process shall constitute valid service upon Maker and (v) agrees that Payee shall be given thirty (30) days' advance written notice regarding any change related to the Agent for Service of Process, and so long as any amount remains outstanding and unpaid hereunder to maintain an agent in New York County for the receipt of process as aforesaid.

     14. WAIVER OF JURY TRIAL. MAKER AND PAYEE HEREBY VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY COURT HAVING JURISDICTION OVER THE MATTER WITH RESPECT TO ANY ACTION, COUNTERCLAIM OR DEFENSE ARISING OUT OF OR RELATING TO THIS NOTE, THE PLEDGED PROPERTY, THE PLAN OR THE PLEDGE AGREEMENT.

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     15. Assignment and Remedies. This Note shall be binding upon and inure to the benefit of Maker and his assigns, and Payee and its successors and assigns; provided, however, Maker shall not transfer any of his obligations hereunder without the express prior written consent of Payee. The rights and remedies of Payee hereunder are cumulative and not exclusive of any other rights or remedies it may have hereunder, pursuant to other agreements or at law or equity.

     16. Gender. All words used herein in the masculine shall be masculine or feminine as proper reading requires.

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          IN WITNESS WHEREOF, Maker has duly executed and delivered this Note on the date first above written.

                                            By:  /s/ Laura Kozelouzek
                                               ---------------------------